SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)   July 10, 2009

            PERMA-FIX ENVIRONMENTAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11596	58-1954497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8302 Dunwoody Place, Suite 250, Atlanta, Georgia	30350
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 587-9898

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

| __ |	Written communications pursuant to Rule 425 under the Securities Act

| __ |	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

| __ |	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

| __ |	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 8 – Other Events

Item 8.01 – Other Events

On July 10, 2009, Perma-Fix Environmental Services, Inc. (the “Company”) became aware that the academic credentials of Mr. Larry McNamara, Vice President and Chief Operating Officer of the Company, have been misreported in the Company’s filings with the Securities and Exchange Commission (“SEC”).  The incorrect information was provided to the Company by Mr. McNamara, and the Company relied on the information provided by Mr. McNamara.  Mr. McNamara had incorrectly advised and represented to the Company that he was a graduate of the University of Iowa, which was incorrect.  Mr. McNamara is not a college graduate.  The Company will report the correct information regarding Mr. McNamara’s academic credentials in future reports filed with the SEC.  Although the Board of Directors of the Company is considering appropriate action, if any, to address this issue, the Board of Directors believes that Mr. McNamara’s 10+ years of experience with the Company and 12+ additional years in the mixed waste and low level radioactive waste industries, including his former position with the U.S. Department of Defense, has demonstrated Mr. McNamara’s requisite qualifications and abilities for his current office with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 10, 2009

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

By: /s/ Dr. Louis F. Centofanti
Dr. Louis F. Centofanti
President and Chief Executive Officer